Exhibit (d)(15)

Bologna, April 30th, 2009

Kemet Corp.
Simpsonville
South Carolina
USA

Object: Commitment letter.

We are pleased to inform you that we are available to finalize the following amendments to the outstanding credit lines:

•                  possible execution between Kemet Corporation and K Financing, LLC (the “US Lender”) of a new facility agreement (the “US Facility Agreement”) with an aggregate principal amount up to USD 77,500,000.00, whose proceeds shall be used by Kemet (among other purposes as defined and described in Presentation of April 4th 2009 that you have sent to us) to complete a tender offer for all or substantially all of Kemet’s outstanding 2.25% convertible senior notes, issued by Kemet pursuant to an Indenture, dated as of November 1, 2006, which notes collectively have an aggregate principal amount equal to USD 175,000,000.00 (the “Notes”);

•                  amendment of the “no change of control” clause contained in the Credit Line Agreements dated 3 October 2007 and 29 September 2008, respectively, as subsequently amended, in order to allow K Financing, LLC to acquire a significant equity interest in Kemet Corporation;

•                  extention of “B” credit line from July 2011 to April 2013 according to the following payment schedule: new principal payments shall be equal to Eur 5,000,000.00 (Eur five million/00) commencing from July 2011, while the remaining Eur 9,000,000.00 (Eur nine million) shall be reimbursed on April 2013;

•                  deferral of principal payment, due on October 2009 in respect of line “A”, equal to Euro 5,998,644.47, according to the new repayment schedule, attached hereto; it is understood that interest payment due on October 2009, equal to Eur 936,780.99, shall be paid at the original due date (i.e.: October 1st 2009);

UniCredit Corporate Banking S.p.A.

•                  amendment of amortization schedule of line “A” as for attached document, with final expiry date on 1 April 2013, when Kemet Corp. shall have to reimburse the last instalment and the residual principal amount of Eur 20,000,000.00.

The above mentioned amendments will be implemented between us by signing two amendment agreements (the “Amendment Agreements”) to the above mentioned Credit Line Agreements, upon the terms and condition agreed upon by Kemet Corporation and our Bank and set forth therein.

The amendments will be no more operative if the US Facility Agreement ends before November 15th, 2012.

In order to accomplish the above mentioned amendments, you shall pay to Unicredit Corporate Banking S.p.A. the following amounts as amendment / waiver fees:

•                  Eur 250,000.00 at signing of the Amendment Agreements;

•                  Eur 750,000.00 at funding of the term loan facility under the US Facility Agreement;

and for such purpose, you hereby expressly authorize us to debit your account n.                , opened with our Bank.

Finally, you hereby undertake to promptly notify us in writing of the fact that the US Facility Agreement has been entered into between Kemet Corporation and the US Lender, as well as of the date thereof.

Should you agree with the foregoing, please retype the text of this Commitment letter on your letterhead and forward us a copy of it via courier, anticipated via facsimile, duly signed for acceptance, by a duly authorized officer of Kemet Corporation.

Regards

Unicredit Corporate Banking SpA

Casalecchio Branch

AMORTIZATION SCHEDULE OF LINE “A”.

Date	Principal to be reimbursed

01/10/2009	Euro	0,00

01/04/2010	Euro	7.062.546,91

01/10/2010	Euro	7.276.640,04

01/04/2011	Euro	7.498.119,37

01/10/2011	Euro	2.727239,74

01/04/2012	Euro	2.964.264,77

01/10/2012	Euro	3.210.467,15

01/04/2013	Euro	23.461.129,01

Bologna, April 30th, 2009

We have today received your letter dated April 30th, 2009 which we have reproduced in its entirety and have signed same by way of our unconditional and irrevocable acceptance thereof.

*****

Bologna, April 30th, 2009

Kemet Corp.

Simpsonville

South Carolina
USA

Object: Commitment letter.

We are pleased to inform you that we are available to finalize the following amendments to the outstanding credit lines:

•                  possible execution between Kemet Corporation and K Financing, LLC (the “US Lender”) of a new facility agreement (the “US Facility Agreement”) with an aggregate principal amount up to USD 77,500,000,00, whose proceeds shall be used by Kemet (among other purposes as defined and described in Presentation of April 4th 2009 that you have sent to us) to complete a tender offer for all or substantially all of Kemet’s outstanding 2.25% convertible senior notes, issued by Kemet pursuant to an Indenture, dated as of November 1, 2006, which notes collectively have an aggregate principal amount equal to USD 175,000,000.00 the “Notes”);

•                  amendment of the “no change of control” clause contained in the Credit Line Agreements dated 3 October 2007 and 29 September 2008, respectively, as subsequently amended, in order to allow K Financing, LLC to acquire a significant equity interest in Kemet Corporation;

•                  extension of “B” credit line from July 2011 to April 2013 according to the following payment schedule: new principal payments shall be equal to Euro 5,000,000.00 (Eur five million/00) commencing from July 2011, while the remaining Euro 9,000,000.00 (Eur nine million) shall be reimbursed on April 2013;

•                  deferral of principal payment, due on October 2009 in respect of line “A”, equal to Euro 5,998.644.47, according to the new repayment schedule, attached hereto; it is understood that interest payment due on October 2009, equal to Eur 936,780.99, shall be paid at the original due date (i.e.: October 1st 2009);

KEMET Corporation 2835 Kemet Way, Simpsonville, South Carolina 29681 P.O. Box 5928, Greenville, South Carolina 29606 U.S.A. Tel; 864.963.6300 Fax; 864.963-6306

•                  amendment of amortization schedule of line “A” as for attached document, with final expiry date on 1 April 2013, when Kemet Corp. shall have to reimburse the last instalment and the residual principal amount of Eur 23,461,129.00,

The above mentioned amendments will be implemented between us by signing two amendment agreements (the “Amendment Agreements”) to the above mentioned Credit Line Agreements, upon the terms and condition agreed upon by Kemet Corporation and our Bank and set forth therein.

The amendments will be no more operative if the US Facility Agreement ends before November 15th, 2012.

In order to accomplish the above mentioned amendments, you shall pay to Unicredit Corporate Banking S.p.A. the following amounts as amendment / waiver fees:

•                  Eur 250,000.00 at signing of the Amendment Agreements;

•                  Eur 750,000.00 at funding of the term loan facility under the US Facility Agreement;

and for such purpose, you hereby expressly authorize us to debit your account n.                , opened with our Bank.

Finally, you hereby undertake to promptly notify us in writing of the fact that the US Facility Agreement has been entered into between Kemet Corporation and the US Lender, as well as of the date thereof.

Should you agree with the foregoing, please retype the text of this Commitment letter on your letterhead and forward us a copy of it via courier, anticipated via facsimile, duly signed for acceptance, by a duly authorized officer of Kemet Corporation.

Regards

Unicredit Corporate Banking SpA

Casalecchio Branch

*****

For acceptance

Kemet Corp.

/s/ Michael W. Boone
Michael W. Boone
Vice President and Treasurer

AMORTIZATION SCHEDULE OF LINE “A”.

Date	Principal to be reimbursed
01/10/2009	Euro 0,00

01/04/2010	Euro 7.062.546,91

01/10/2010	Euro 7.276.640,04

01/04/2011	Euro 7.498.119,37

01/10/2011	Euro 2.727239,74

01/04/2012	Euro 2.964.264,77

01/10/2012	Euro 3.210.467,15

01/04/2013	Euro 23.461.129,01